UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 15, 2017

Deltic Timber Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-12147 (Commission File Number)	71-0795870 (IRS Employer Identification No.)

210 East Elm Street, El Dorado, Arkansas (Address of Principal Executive Offices)		71730 (Zip Code)

(Registrant’s telephone number, including area code: (870) 881-9400

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On November 15, 2017, Deltic Timber Corporation (“the Company”) entered into change in control retention award agreements (each, a “Retention Award Agreement”) with each of Messrs. Byrom Walker and Jim Andrews, Jr. and on November 20, 2017 with David Meghreblian, all of whom are named executive officers of the Company, in connection with the anticipated completion of the Company’s merger with Potlatch Corporation (“Potlatch”).

The Retention Award Agreements provide for the receipt of a retention award ($79,688 for Mr. Walker, $71,250 for Mr. Andrews and $50,000 for Mr. Meghreblian) payable to each named executive officer upon his completion of at least 90 days of continuous employment following the completion of the merger. If the named executive officer is terminated without “cause” (as defined in his respective Retention Award Agreement) prior to his completion of said 90 days of employment, he will be entitled to receive his full retention payment as of the date his employment terminates. If the merger with Potlatch is not completed by July 22, 2018, each of the Retention Award Agreements will be null and void.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Deltic Timber Corporation

Date:	November 21 , 2017	By:	/s/ Jim F. Andrews, Jr.
			Name:	Jim F. Andrews, Jr.
			Title:	Secretary